UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2009

MARANI BRANDS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-123176

Nevada	333-123176	20-2008579
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

13152 Raymer Street, Suite 1A, North Hollywood, CA 91605
(Address of principal executive offices, including zip code)

(818) 503-5200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-reliance On Previously Issued Financial Statements, Related Audit Reports and Completed Interim Reviews

(a) The Company's Chief Executive Officer and Principal Financial Officer, have concluded that the Company's financial statements for the year ended June 30, 2008, and its interim reports for the quarters ended October 31, 2008, December 31 2008 and March 31, 2009, should no longer be relied upon because of certain errors in such financial statements as discussed below.

(1) On or about March 24 2009, the Company determined that its utilization of the purchase method accounting treatment for the April 2008 merger between Fit For Business, Inc. and Margrit Enterprises Inc., rather than utilizing reverse merger accounting, was inappropriate.

(2) At the time of the filing of the Company’s form 10-KSB for the year ended June 30, 2008, management was informed by its accounting advisors that the purchase method accounting treatment was appropriate.  On February 19, 2009, the Company received a comment letter from the Securities and Exchange Commission with respect to the Company’s filing for the year ended June 30, 2008.  On March 24 2009, the Company filed its formal response to the Commission's February 19, 2009 comment letter and acknowledged the necessity of restating its financial statements for the year ended June 30, 2008.  The Company determined at that time that its earlier utilization of the purchase method accounting treatment for the April 2008 transaction rather than utilizing reverse merger accounting was inappropriate.

(3) The Company's authorized officers, have discussed with the Company's independent accountant the matters disclosed in this filing.

 (b) Not applicable.

(c) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARANI BRANDS, INC.

Date: August 13, 2009	By:	/s/ Margrit Eyraud
Margrit Eyraud
Chief Executive Officer and President